Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Sets Records for Fiscal Year 2020

Miami, FL – September 14, 2020 – EVI Industries, Inc. (NYSE American: EVI) (the “Company” or “EVI”) announced today results for the fourth quarter and fiscal year ended June 30, 2020. While the COVID-19 pandemic and accompanying economic disruption adversely impacted the Company’s performance, the Company achieved record revenue, gross profit, and operating cash flows for fiscal year 2020 and reduced net debt 50% compared to the prior year. This reflects the Company’s continued execution of its long-term focused buy-and-build growth strategy and the effectiveness of certain organic growth initiatives offset by continued investment towards the modernization and optimization of the Company and the impact of COVID-19. .

Earnings Conference Call

The Company has provided a pre-recorded earnings conference call including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

50% Decrease to Net Debt and Record Operating Cash Flows

At June 30, 2020, the Company had $18 million of net debt. This represents an $8 million, or a 31% decrease to net debt as compared to March 31, 2020 and an $18 million, or a 50% decrease to net debt as compared to June 30, 2019. The strengthening of the Company’s balance sheet was driven by a record $23 million of operating cash flow for the fiscal year ended June 30, 2020. This record accomplishment in operating cash flow represents a $32 million positive swing in operating cash flow over the prior year and is a function of attractive working capital dynamics and the successful implementation of an effective cash management program.

Fourth Quarter and Fiscal Year Operating Results

During the second half of fiscal 2020, government orders resulted in the unprecedented closure of businesses and restrictions that limited the Company’s access to customers’ facilities. This triggered a deceleration of revenue that started in March, continued into April, but started to rebound in May and continued to rebound through June. The deceleration in revenue resulted in a 16% decrease in revenue for the three months ended June 30, 2020 compared to the three months ended June 30, 2019; however, revenue increased 3% for the fiscal year ended June 30, 2020 to a record $236 million.

Henry M. Nahmad, Chairman and CEO commented: “While we were confronted with the turbulence and chaos caused by COVID-19 during fiscal 2020, we are pleased with the manner and speed in which we have been able to adapt. Revenue from industrial laundry customers was consistent with preplanned delivery and installation schedules and encouragingly, we accepted customer deposits for future planned industrial laundries. Revenue from on-premise laundry customers varied by end-user and geography. Revenue from vended laundry customers was strong due to factors that continue to spur investment from entrepreneurs and revenue from multi-family customers was consistent with contractual obligations.”

Gross margin for the fourth quarter increased from approximately 24% in fiscal 2019 to 25% in fiscal 2020 and gross margin for the fiscal year 2020 increased 30-basis points to 23.4% resulting in record gross profit for fiscal year 2020. Meanwhile, the decline in Adjusted EBITDA for the fourth fiscal quarter and fiscal 2020, principally reflect the impact of COVID-19. It also reflects expenses associated with operating fourteen independent businesses, inefficiencies related to outdated enterprise resource planning (ERP) software, and the Company’s ongoing investments to optimize and modernize its operations. Further, the Company’s operating results reflect continued investments made in pursuit of acquisition and strategic investments, and the retention of substantially all of its employees. Given the essential nature of its business, the Company’s employees were and remain integral to the success of its customers’ operations and, in turn, the Company.

Acquisitions

Consistent with its buy-and-build strategy, during fiscal 2020, the Company completed three acquisitions. One expanded its footprint into the northeast and the other two increased its market share in the mid-Atlantic and the southeast. While the Company generally maintains a healthy pipeline of acquisition opportunities, COVID-19 has increased the number of acquisition opportunities the Company is pursuing at this time both in the commercial laundry industry and across its targeted complementary industries. To amplify its efforts, the Company allocated additional resources to these efforts, which given its reputation, entrepreneurial culture, and long-term growth plans, the Company believes will improve its ability to secure additional successful acquisitions for the Company.

Looking Forward

While the Company pursues these long-term growth opportunities, its decentralized and entrepreneurial operating philosophy has generally remain unchanged. However, during the second half of fiscal 2020, the Company commenced an initiative to consolidate its operations into five primary subsidiaries with nine operating branches and to implement an ERP capable of supporting its future growth and its needs for business intelligence. Beyond the near-term benefits of realizing certain operating efficiencies, the Company believes that this technology will improve the effectiveness of future sales and marketing initiatives, will result in more efficient service operations, will facilitate predictive parts sales, will augment the future generation of sales and service professionals with intuitive selling and servicing solutions, will create a more connected and powerful experience with its customers, will be the foundation of its future e-commerce platform, and will enhance its competitive advantages. Additionally, the Company believes this plan will be instrumental in achieving a greater level of profitability from successive acquisitions earlier in its ownership than it has historically experienced. While this is a significant undertaking, the Company has worked diligently towards accomplishing these objectives without significant operating disruption or time delays. As of today, the Company successfully implemented its new ERP and related technologies at one of its five primary subsidiaries and has accelerated its Company-wide consolidation plan and corresponding technology implementations.

Mr. Nahmad commented: “We are still very early in our long-term growth goals. Our financial position remains strong with ample liquidity, well-managed working capital, and positive cash flows. Despite disruption and uncertainty resulting from COVID-19, we continue to believe that we have the right strategies to drive organic growth and to capture substantial growth through acquisitions and strategic investments in and around our industry. Further, we are confident that the benefit of such growth will be amplified by the continued modernization and optimization of the Company and that focusing on sustainable long-term business drivers will yield superior long-term performance and results for EVI and our shareholders.”

Fourth Quarter and Fiscal Year 2020 Operating Results

(compared to the same period of the prior fiscal year)

Fourth Quarter Results

▪	Revenue decreased 16% to $54 million,
▪	Gross profit decreased 15% to $13.5 million,
▪	Gross margin increased 30 basis points to 25%,
▪	Operating income was $0.34 million versus $2.4 million,
▪	Net loss of $(0.1) million versus $1.2 million of net income, and
▪	Adjusted EBITDA was $1.9 million versus $3.7 million.

Fiscal Year Results

▪	Revenue increased 3% to a record $236 million,
▪	Gross profit increased 5% to a record $55 million,

▪	Gross margin increased 30 basis points to 23.4%,
▪	Operating income was $2.8 million versus $7.0 million,
▪	Net income was $0.78 million versus $3.7 million,
▪	Adjusted EBITDA was $8.8 million versus $11.5 million, and
▪	Operating cash flow was a record $23.1 million, an increase of $32 million in cash provided by operations.

For additional information regarding the Company’s results for the fourth quarter and fiscal year ended June 30, 2020 and further discussion of the COVID-19 pandemic, including its impact on the Company’s results and measures taken by the Company in response to the pandemic, see the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems, as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, , the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans; general economic and business conditions in the United States and other countries where EVI operates or where its customers and suppliers are located; industry conditions and trends; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on EVI and its business, liquidity and results and the business, liquidity, financial condition of EVI’s suppliers and customers, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the success of actions taken or which may be taken by EVI in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, reduced demand for products and services, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, including stay-at home orders, risks related to the previously-disclosed loans received by the Company and certain of its subsidiaries under the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act, including that there is no assurance that any or all of the loans will be forgiven and that, while the Company believes that the certifications made by it in connection with the loan applications are accurate, the applications will be reviewed and may subject the Company to potential liability if determined to be inaccurate; risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition; risks related to organic growth initiatives, market share and other growth strategies, and modernization, optimization and other initiatives (including the Company’s recently implemented consolidation initiative), including the costs associated with such initiatives and the risk that they may not be implemented when or as expected and may not result in the benefits, including long-term growth or superior performance or results; competition, including the Company’s ability to compete effectively; risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries and the costs and timing of the Company’s efforts with respect thereto; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the Securities and Exchange Commission, , including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. Further, past performance of EVI and its acquired businesses and trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data)

			Unaudited	Unaudited
	12-Months Ended	12-Months Ended	3-Months Ended	3-Months Ended
	06/30/20	06/30/19	06/30/20	06/30/19

Revenues	$235,802	$228,318	$54,423	$64,882
Cost of Sales	180,595	175,620	40,955	49,005
Gross Profit	55,207	52,698	13,468	15,877
SG&A	52,427	45,693	13,125	13,513
Operating Income	2,780	7,005	343	2,364
Interest Expense, net	1,432	1,389	234	447
Income before Income Taxes	1,348	5,616	109	1,917
Provision for Income Taxes	573	1,873	165	701
Net Income (Loss)	$775	$3,743	$(56)	$1,216

Net Income (Loss) per Share
Basic	$0.06	$0.30	$(0.01)	$0.10
Diluted (1)	$0.06	$0.29	$(0.01)	$0.09

Weighted Average Shares Outstanding
Basic	11,841	11,533	11,921	11,741
Diluted (1)	12,171	12,022	11,921	12,209

(1) For the three-month period ended June 30, 2020 potential common shares under the treasury stock method were anti-dilutive because the Company reported a net loss in the period.

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)
	06/30/20	06/30/19

Assets
Current assets
Cash and cash equivalents	$9,789	$5,038
Accounts receivable, net	23,042	30,557
Inventories, net	24,063	26,445
Vendor deposits	1,276	403
Contract assets	3,443	2,487
Other current assets	3,041	2,938
Total current assets	64,654	67,868
Equipment and improvements, net	7,992	5,865
Operating lease assets	5,311	—
Intangible assets, net	21,754	22,351
Goodwill	56,678	54,501
Other assets	4,329	3,900
Total assets	$160,718	$154,485

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$24,292	$17,508
Accrued employee expenses	4,764	5,187
Customer deposits	8,511	7,163
Contract liabilities	558	854
Current portion of long-term debt	2,680	—
Current portion of operating lease liabilities	1,672	—
Total current liabilities	42,477	30,712
Deferred tax liabilities, net	1,728	1,708
Long-term operating lease liabilities	3,657	—
Long-term debt, net	25,030	40,563
Total liabilities	72,892	72,983

Common stock related to acquiree's Employee Stock Ownership Plan ("ESOP")	—	4,240

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	301	296
Additional paid-in capital	79,127	73,010
Retained earnings	10,410	9,635
Treasury stock	(2,012)	(1,439)
Common stock related to acquiree's ESOP	—	(4,240)
Total shareholders' equity	87,826	77,262
Total liabilities and shareholders' equity	$160,718	$154,485

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands)
	For the twelve months ended
	06/30/20	06/30/19
Operating activities:
Net income	$775	$3,743
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	3,696	2,743
Amortization of debt discount	55	95
Provision for bad debt expense	497	283
Non-cash lease expense	18	—
Share-based compensation	2,302	1,740
Inventory reserve	49	86
(Benefit) provision for deferred income taxes	(178)	861
Other	(109)	—
(Increase) decrease in operating assets:
Accounts receivable	8,121	(8,934)
Inventories	3,969	(4,335)
Vendor deposits	(873)	203
Contract assets	(956)	(1,475)
Other assets	(356)	(988)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	5,568	2,381
Accrued employee expenses	(474)	241
Customer deposits	1,258	(5,964)
Contract liabilities	(296)	595
Net cash provided (used) by operating activities	23,066	(8,725)

Investing activities:
Capital expenditures	(3,375)	(2,979)
Cash paid for acquisitions; net of cash acquired	(1,379)	(12,542)
Net cash used by investing activities	(4,754)	(15,521)

Financing activities:
Dividends paid	—	(1,619)
Proceeds from borrowings	24,892	112,963
Debt repayments	(37,930)	(82,435)
Payment of debt issuance costs	—	(272)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(573)	(728)
Issuances of common stock under employee stock purchase plan	50	45
Net cash (used) provided by financing activities	(13,561)	27,954
Net increase in cash and cash equivalents	4,751	3,708
Cash and cash equivalents at beginning of period	5,038	1,330
Cash and cash equivalents at end of period	$9,789	$5,038

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands)
	For the twelve months ended
	06/30/20	06/30/19
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,475	$1,231
Cash paid during the period for income taxes	$345	$1,737

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$3,770	$21,290

The following table reconciles net income (loss), the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

			Unaudited	Unaudited
	12-Months Ended	12-Months Ended	3-Months Ended	3-Months Ended
	06/30/20	06/30/19	06/30/20	06/30/19

Net Income (loss)	$775	$3,743	$(56)	$1,216
Provision for Income Taxes	573	1,873	165	701
Interest Expense	1,432	1,389	234	447
Depreciation and Amortization	3,696	2,743	1,004	849
Amortization of Share-based Compensation	2,302	1,740	578	453
Adjusted EBITDA	$8,778	$11,488	$1,925	$3,666